Exhibit 5.1

JONES DAY

555 California Street, 26th Floor San Francisco, California 94104
TELEPHONE: +1.415.626.3939 FACSIMILE: +1.415.875.5700

April 30, 2019

Lam Research Corporation
4650 Cushing Parkway
Fremont, CA 94538
Re: Registration Statement on Form S-8 Filed by Lam Research Corporation
Ladies and Gentlemen:
We have acted as counsel for Lam Research Corporation, a Delaware corporation (the “Company”), in connection with the registration of an additional 2,554,926 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, issuable pursuant to the Company’s 1999 Employee Stock Purchase Plan, as amended and restated (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares that may be issued or delivered and sold pursuant to the Plan and the authorized forms of subscription agreements (the “Subscription Agreements”) thereunder will be, when issued or delivered and sold in accordance with the Plan and the Subscription Agreements, validly issued, fully paid and nonassessable, provided that the consideration for such shares is at least equal to the stated par value thereof.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan and the Subscription Agreements will be in full force and effect at all times at which the Shares are issued or delivered and sold by the Company, and that the Company will take no action inconsistent with such resolutions.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares of Common Stock to be issued and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,

/s/ Jones Day